o

                            SURFORAMA.COM, INC.
                      1010 West 42nd Avenue, Suite 105
                               Vancouver, BC
                                  V6M 2A8
                              (604) 727-8402
                              (604) 261-7415


August 25th, 2000

SourceTM                                     EuroCapital Holdings AVV
Premier Lifestyles                           c/o First Independent
Trust Curacao
International Corporation
24254 San Fernando Road
Newhall, California
91321

Telquest Technologies Inc.                   Uwantcash.com Inc.
1502 - 1166 Alberni Street                   201 - 1166 Alberni Street
Vancouver, British Columbia                  Vancouver, British Columbia
V6E 3Z3                                      V6E 3Z3


Re:  Termination of Purchase/Sale Agreement dated March 27, 2000
----------------------------------------------------------------

In consideration of the sum of $1.00 paid by each party hereto to the others, the undersigned parties hereby agree to terminate the above-noted agreement.

In consideration of EuroCapital Holdings AVV's payment of US$225,000 to SourceTM and Surforama.com, Inc., SourceTM and Surforama.com, Inc. will each transfer 2,790 shares in the capital stock of Rebatopia.com, Inc. to Eurocapital Holdings AVV. Following such transfer, SourceTM and Surforama.com, Inc. will each be the beneficial owner of 147,210 fully-paid shares in the capital stock of Rebatopia.com, Inc.


Surviving clauses from the Purchase/Sale Agreement to remain in effect;

For the protection of the business of the Corporation, SOURCE TM, EuroCapitol and Surforama all agree on behalf of themselves and their affiliates that it will not buy, make or sell, for resale or for its own use, items which incorporate or utilize in any way the patents or know-how owned by each company, nor will it directly or indirectly (except through the Corporation), contact any of each others suppliers or partners.


Due to the fact that Eurocapital was unable to obtain an agreement with Cashsurfers Inc., paragraph 5 of the original agreement dated the 27th of March 2000, shall not survive the termination of that agreement.


Compliance with Laws of the Territory;

It is agreed by Surforama and Euro Capitol that all of the SCORE
Reciprocal Rebate program and membership database is the Intellectual property of SOURCE TM.

/s/ CB
/s/ EY   /s/ NL
/s/ MJ   /s/ RS

Duration of Corporation;

The duration of the joint venture is 99 years. The establishment of the joint venture shall start from the date on which the business license of the Corporation is issued. An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to the six months prior to the expiry date of the joint venture.


Confidentiality;

1. Confidential Information: All information other than information generally known in the direct sales and incentive/rebate industry or information made known by a third party to either party other than a consequence of the relationship between the parties supplied by or on behalf of either party pursuant to this agreement ("Confidential Information") shall be treated as confidential by the other party.
2. Duty Not to Disclose: The parties covenant and agree that no Confidential Information shall be disclosed to anyone outside the organization of such party without the prior written consent of the other.
3. Reasonable Efforts: The parties agree to use all reasonable efforts to take such action as may be appropriate to prevent the unauthorized use and disclosure of, and to keep confidential all such Confidential Information, including:
4. Ensuring that such Confidential Information is disclosed only to responsible employees of the party who have first been properly instructed to maintain such Confidential Information in confidence;
5. Not disclosing to any third party the terms and conditions of this agreement;
6. Not disclosing methods of manufacture or sale of the Products including production and marketing plans; and
7. Safeguarding all documents against theft, damage or access by unauthorized persons.


Agreement executed this the 12th day of September 2000.

Surforama.com, Inc.                      SourceTM

per:                                     per:
/s/ Edward Yau                           /s/ Richard G. Stewart
---------------------------              ----------------------------
Edward Yau                               Richard G. Stewart

EuroCapital Holdings AVV                 Uwantcash.com, Inc.

per:                                     per:
/s/ Michael Jackson                      /s/ Charlo Barbosa
---------------------------              -----------------------------
Michael Jackson                          Charlo Barbosa

Telquest Technologies Inc.

per:
/s/ Nat Lincham
---------------------------
Nat Lineham